Exhibit 99.2 2023 Q2 Earnings Presentation August 10, 2023

Important Information Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements. The matters discussed in this presentation, as well as in future oral and written statements by management of Portman Ridge Finance Corporation (“PTMN”, “Portman Ridge” or the “Company”), that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments, our contractual arrangements and relationships with third parties, the ability of our portfolio companies to achieve their objectives, the ability of the Company’s investment adviser to attract and retain highly talented professionals, our ability to maintain our qualification as a regulated investment company and as a business development company, our compliance with covenants under our borrowing arrangements, and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as may, will, should, expects, plans, anticipates, could, intends, target, projects, “outlook”, contemplates, believes, estimates, predicts, potential or continue or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Forward-looking statements are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on the Company and its portfolio companies’ results of operations and financial condition. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as in subsequent filings. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC. 2

Q2’23 Highlights Second Quarter 2023 Highlights ▪ Total investment income for the second quarter of 2023 was $19.6 million, an increase of $4.6 million as compared to $15.0 million for the second quarter of 2022 and a decrease of $0.7 million as compared to $20.3 million for the first quarter of 2023. (1) ▪ Core total investment income , excluding the impact of purchase price accounting, for the second quarter of 2023 was $19.2 million, an increase of $5.5 million as compared to $13.7 million for the second quarter of 2022 and a decrease of $0.1 million as compared to $19.3 million for the first quarter of 2023. ▪ Net investment income (“NII”) for the second quarter of 2023 was $7.9 million ($0.83 per share), an increase of $2.4 million as compared to $5.5 million ($0.57 per share) for the second quarter of 2022 and a decrease of $0.6 million as compared to $8.5 million ($0.89 per share) for the first quarter of 2023. (2) ▪ Core net investment income for the second quarter of 2023 was $7.6 million ($0.79 per share), an increase of $2.7 million as compared to $4.9 million ($0.51 per share) for the second quarter of 2022 and a decrease of $0.1 million as compared to $7.7 million ($0.80 per share) for the first quarter of 2023. ▪ Total shares repurchased in open market transactions under the Renewed Stock Repurchase Program during the quarter ended June 30, 2023 were 27,081 at an aggregate cost of approximately $552 thousand. ▪ Total investments at fair value as of June 30, 2023 was $510.1 million; when excluding CLO funds, Joint Ventures, and short-term investments, these investments are spread across 27 different industries and 104 different entities with an average par balance per entity of approximately $3.2 million. ▪ Weighted average contractual interest rate on our interest earning Debt Securities Portfolio as of June 30, 2023 was approximately 12.2%. ▪ Non-accruals on debt investments, as of June 30, 2023, were seven debt investments representing 0.8% and 2.6% of the Company’s investment portfolio at fair value and amortized cost, respectively. ▪ Net asset value (“NAV”) for the second quarter of 2023 was $215.0 million ($22.54 per share), a decrease of $10.1 million ($1.02 per share) as compared to $225.1 million ($23.56 per share) for the first quarter of 2023. The decrease in NAV was predominately driven by $6.6 million ($0.69 per share) of realized and unrealized losses on the CLO portfolio. ▪ Par value of outstanding borrowings, as of June 30, 2023, was $333.7 million with an asset coverage ratio of total assets to total borrowings of 163%. On a net basis, leverage as of (3) (3) June 30, 2023 was 1.39x compared to net leverage of 1.39x as of March 31, 2023. ▪ Increased Stockholder distribution from $0.63 in the third quarter of 2022 to $0.69 in the third quarter of 2023. Including the distribution subsequent to the announcement of full year 2022 earnings results, total stockholder distributions for 2023 amount to $2.06 per share. (1) Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the Garrison Capital Inc. (“GARS”) and Harvest Capital Credit Corporation (“HCAP”) mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. (2) Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers, while also considering the impact of accretion from these mergers on expenses, such as incentive fees. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. See slide 8 for a presentation of Reported net investment income in comparison to Core net investment income and a reconciliation thereof. 3 (3) Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company’s financial condition net of $35.4 million and $46.1 million of cash and cash equivalents and restricted cash for the quarters ended June 30, 2023 and March 31, 2023, respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial condition.

Financial Highlights ($ in thousands Q1 2023 Q2 2023 Interest from investments in debt excluding accretion $14,105 $14,156 Purchase discount accounting 1,042 427 PIK Investment Income 1,600 966 CLO Income 548 829 JV Income 2,459 2 ,329 Service Fees 573 919 Investment Income $20,327 $19,626 Less: Purchase discount accounting (1,042) (427) (1) Core investment income $19,285 $19,199 Expenses: Management fees 1,953 1,869 Performance-based incentive fees 1 ,808 1 ,680 Interest and amortization of debt issuance costs 6,332 6 ,372 Professional fees 603 699 Administrative services expense 671 659 Other general and administrative expenses 431 432 Total expenses $11,798 $11,711 (2) Core net investment income $7,669 $7,563 Net realized gain (loss) on investments (3,085) (6,471) Net unrealized gain (loss) on investments (5,960) (4,176) Tax (provision) benefit on realized and unrealized gains (losses) on investments 571 (164) Realized gains (losses) on extinguishments of debt - (218) Net increase/(decrease) in Core net assets resulting from operations ($805) ($3,466) Per Share Q1 2023 Q2 2023 Core Net Investment Income $0.80 $0.79 Net Realized and Unrealized Gain / (Loss) ($0.95) ($1.12) Net Core Earnings ($0.08) ($0.36) Distributions declared $0.69 $0.69 Net Asset Value $23.56 $22.54 (1) Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. (2) Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers, while also considering the impact of accretion from these mergers on expenses, such as incentive fees. Portman Ridge believes presenting core net investment income and the related per share amount is useful and 4 appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. See slide 8 for a presentation of Reported net investment income in comparison to Core net investment income and a reconciliation thereof.

Rising Rates ▪ As of June 30, 2023, approximately 69% of our floating rate assets were on SOFR contract. ▪ If all floating rate assets as of 6/30 were reset to current 3 month benchmark rates (5.62% for LIBOR and 5.36% for SOFR), we would expect to generate an incremental ~$484k of quarterly income. Blended Contracted SOFR at Month End 6.00% 5.36% 5.50% 5.18% 4.86% 5.00% 4.70% 4.55% 4.36% 4.50% 3.99% 4.00% 3.44% 3.50% 3.03% 3.00% 2.50% 2.15% 1.94% 1.92% 2.00% 1.50% 1.00% 0.50% 0.00% (1) 6/30 7/31 8/31 9/30 10/31 11/30 12/31 1/31 2/28 3/31 6/30 3m SOFR (7/25/23) (1) 3 month SOFR per CME as of July 25, 2023. 5

Limited Repayment Activity ▪ Over the last three years, Portman has experienced an average of $1.4 million in income related to repayment / prepayment activity as compared to the current quarter of $0.4 million. 6

NII Per Share Bridge ▪ The below analysis begins with Q2 2023 net investment income and assumes no other changes to the portfolio (including accrual status of each portfolio company), investment income, professional expenses or administrative expenses other than the following: ▪ Current benchmarks assumes that all assets and liabilities that have LIBOR based contracts are reset at 5.62% plus applicable spreads and all assets and liabilities that have SOFR based contracts are reset at 5.36% plus applicable spreads beginning on July 1, 2023. Quarterly NII Per Share Bridge (1) 1.00 0.04 0.87 0.90 0.83 0.80 0.70 0.60 0.50 0.40 0.30 0.20 Q2 2023 Current Benchmarks Potential Run-Rate NII (1) All per share information assumes the ending 6/30/2023 share count, including Q2 2023. 7

Core Earning Analysis ($ in ‘000s except per share) Q1 2023 Q2 2023 Interest Income: Non-controlled/non-affiliated investments 14,846 14,786 Non-controlled affiliated investments 849 626 Total interest income 15,695 15,412 Payment-in-kind income: Non-controlled/non-affiliated investments 1,527 859 Non-controlled affiliated investments 73 107 Total payment-in-kind income 1,600 966 Dividend income: Non-controlled affiliated investments 1,384 1,864 Controlled affiliated investments 1,075 465 Total dividend income 2,459 2,329 Fees and other income: Non-controlled/non-affiliated investments 573 905 Non-controlled affiliated investments - 14 Total fees and other income 573 919 Reported Investment Income $20,327 $19,626 Less: Purchase discount accouting (1,042) (427) Core Investment Income $19,285 $19,199 Reported Net Investment Income $8,529 $7,915 NII Per Share $0.89 $0.83 Core (1) $7,669 $7,563 Net Investment Income NII Per Share $0.80 $0.79 (1) Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers, while also considering the impact of accretion from these mergers on expenses. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental 8 disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance.

PORTMAN RIDGE

Net Asset Value Rollforward

($ in '000s)	Q1 2023	Q2 2023
NAV, Beginning of Period	$232,123	$225,106
Net Investment Income	8,529	7,915
Net realized gains (losses) from investment transactions	(3,085)	(6,471)
Net change in unrealized appreciation (depreciation) on investments	(5,960)	(4,176)
Tax (provision) benefit on realized and unrealized gains (losses) on investments	571	(164)
Realized gains (losses) from extinguishments of debt	-	(218)
Net decrease in net assets resulting from stockholder distributions	(6,495)	(6,579)
Stock repurchases	(792)	(553)
Distribution reinvestment plan	215	153
NAV, End of Period	**$225,106**	**$215,013**

Leverage and Asset Coverage	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Gross Leverage	1.4x	1.5x	1.6x	1.6x	1.6x
Net Leverage[1]	1.2x	1.3x	1.5x	1.4x	1.4x
Asset Coverage	170%	167%	160%	162%	163%

(1) Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company's financial condition net of $35.4 million and $46.1 million of cash and cash equivalents and restricted cash for the quarters ended June 30, 2023 and March 31, 2023, respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge's financial condition.

9

(1) Current Portfolio Profile (2) Diversified Portfolio of Assets Diversification by Borrower 4.6% Top 5 Borrowers, 4.1% 17.7% 104 Debt + Equity Portfolio Investee Companies 3.3% 2.9% $3.2mm / 1% Average Debt Position Size 2.8% Remainder 43.3% U.S Centric Investments: Nearly 100% US-Based Companies Next 5-10 Investments 12.2% Focus on Non-Cyclical Industries with High FCF Generation Credit quality has been stable to improving during the Next 11-25 rotation period Investments 26.8% (2) (2) Industry Diversification Asset Mix Telecommunications 2.4% Electronics Other 2.5% 21.1% High Tech Industries Transportation: Cargo 17.5% Junior Secured Loan 2.6% Senior Secured Loan 8.7% Beverage, Food and Tobacco 86.7% 2.8% Equity Security 4.6% Consumer goods: Durable Senior Unsecured Bond 3.0% 0.0% Services: Business Media: Broadcasting & Subscription 15.2% 3.3% Finance Banking, Finance, Insurance 4.4% & Real Estate Healthcare & Pharmaceuticals 14.0% 11.2% (1) As of June 30, 2023. Figures shown do not include short term investments, CLO holdings, F3C JV or Series A-Great Lakes Funding II LLC, and derivatives. 10 (2) Shown as % of debt and equity investments at fair market value.

PORTMAN RIDGE

Portfolio Trends(1)(2)

($ in '000s)	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Portfolio Sourcing (at Fair Value):					
BC Partners	$336,689	$351,940	$367,771	$360,061	$357,971
Legacy KCAP	$59,646	$53,156	$52,847	$44,061	$30,718
Legacy OHAI	$10,315	$9,447	$9,179	$6,943	$6,715
Legacy GARS	$120,799	$101,948	$106,494	$95,343	$91,842
Legacy HCAP[3]	$54,011	$55,157	$40,187	$32,714	$22,854
Portfolio Summary:					
Total portfolio, at fair value	**$581,459**	**$571,648**	**$576,478**	**$539,122**	**$510,100**
Total number of debt portfolio companies / Total number of investments[4]	95 / 190	93/197	96/198	87 / 184	85 / 183
Weighted Avg EBITDA of debt portfolio companies	$76,678	$85,460	$98,260	$98,349	$99,545
Average size of debt portfolio company investment, at fair value	$3,292	$3,204	$3,046	$3,033	$2,879
Weighted avg first lien / total leverage ratio (net) of debt portfolio	4.7x / 5.3x	4.7x / 5.3x	4.9x / 5.4x	5.0x / 5.5x	4.9x / 5.5x
Portfolio Yields and Spreads:					
Weighted average yield on debt investments at par value[5]	8.6%	10.0%	11.1%	11.9%	11.3%
Average Spread to LIBOR	725 bps	725 bps	708 bps	759 bps	675 bps
Portfolio Activity:					
Beginning balance	$567,988	$581,459	$571,648	$576,478	$539,122
Purchases / draws	70,081	54,635	43,094	14,878	15,257
Exits / repayments / amortization	(46,066)	(56,496)	(21,052)	(46,158)	(36,296)
Gains / (losses) / accretion	(10,544)	(7,950)	(17,212)	(6,076)	(7,983)
Ending Balance	**$581,459**	**$571,648**	**$576,478**	**$539,122**	**$510,100**

(1) For comparability purposes, portfolio trends metrics exclude short-term investments and derivatives.
(2) Excludes select investments where the metric is not applicable, appropriate, data is unavailable for the underlying statistic analyzed
(3) Includes assets purchased from affiliate of HCAP's former manager in a separate transaction.
(4) CLO holdings and Joint Ventures are excluded from investment count.
(5) Excluding non-accrual and partial non-accrual investments and excluding CLO holdings and Joint Ventures.

11

Credit Quality ▪ As of June 30, 2023, seven of the Company’s debt investments were on non-accrual status and represented 0.8% and 2.6% of the Company’s investment portfolio at fair value and amortized cost, respectively ($ in ‘000s) Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 (1) Investments Credit Quality – Internal Rating Performing 95.3% 95.7% 94.3% 95.1% 95.1% Underperforming 4.7% 4.3% 5.7% 4.9% 4.9% Investments on Non-Accrual Status Number of Non-Accrual Investments 3 3 4 5 7 Non-Accrual Investments at Cost $1,693 $1,735 $3,708 $9,317 $15,618 Non-Accrual Investments as a % of Total Cost 0.3% 0.3% 0.6% 1.5% 2.6% Non-Accrual Investments at Fair Value $244 $238 $236 $1,682 $3,904 Non-Accrual Investments as a % of Total Fair Value 0.0% 0.0% 0.0% 0.3% 0.8% (1) Based on FMV. 12

(1) Portfolio Composition Investment Portfolio ($ in ‘000s) Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Senior Secured Loan $414,920 $415,819 $418,722 $392,022 $376,539 Junior Secured Loan 59,147 61,535 56,400 50,795 37,962 Senior Unsecured Bond 43 43 43 43 43 Equity Securities 24,805 24,487 21,905 15,320 20,013 CLO Fund Securities 24,271 24,623 20,453 19,241 12,996 Joint Ventures 58,273 45,141 58,955 61,701 62,547 Ending Balance $581,459 $571,648 $576,478 $539,122 $510,100 Investment Portfolio (% of total) Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Senior Secured Loan 71.4% 72.7% 72.6% 72.7% 73.8% Junior Secured Loan 10.2% 10.8% 9.8% 9.4% 7.4% Senior Secured Bond 0.0% 0.0% 0.0% 0.0% 0.0% Equity Securities 4.3% 4.3% 3.8% 2.8% 3.9% CLO Fund Securities 4.2% 4.3% 3.5% 3.6% 2.5% Joint Ventures 10.0% 7.9% 10.2% 11.4% 12.3% Total 100.0% 100.0% 100.0% 100.0% 100.0% (1) At Fair Value. Does not include activity in short-term investments and derivatives. 13

M&A Value Realization ▪ Our track record demonstrates BC Partners’ ability to efficiently realize the value of legacy portfolios acquired while rotating into BC Partners’ sourced assets ▪ We remain in the process of implementing the same strategy with the acquired and fully redeemed HCAP assets but were successful in several monetizations during the quarter OHAI GARS HCAP $65,863 $324,182 $316,452 $60,550 72% of $57,827 69% of $56,053 Portfolio Portfolio FMV at FMV at 90% of transaction transaction Portfolio has been $232,341 has been FMV at $59,148 realized realized $38,890 transaction has been realized $91,841 $17,163 $6,715 At Closing 6/30/23 At Closing 6/30/23 At Closing 6/30/23 Still Held Realized Still Held Realized Still Held Realized 14

Appendix

PORTMAN RIDGE

Balance Sheet

	June 30, 2023 (Unaudited)	December 31, 2022
ASSETS		
Investments at fair value:		
Non-controlled/non-affiliated investments (amortized cost: 2023 - $465,608; 2022 - $518,699)	$ 422,072	$ 483,698
Non-controlled affiliated investments (amortized cost: 2023 - $72,325; 2022 - $75,196)	71,411	73,827
Controlled affiliated investments (cost: 2023 - $58,042; 2022 - $58,322)	16,617	18,953
Total Investments at Fair Value (cost: 2023 - $595,975; 2022 - $652,217)	$ 510,100	$ 576,478
Cash and cash equivalents	20,254	5,148
Restricted cash	15,192	27,983
Interest receivable	5,245	4,828
Receivable for unsettled trades	1,755	1,395
Due from affiliates	1,896	930
Other assets	2,802	2,724
Total Assets	$ 557,244	$ 619,486
LIABILITIES		
2018-2 Secured Notes (net of discount of: 2023 - $938; 2022 - $1,226)	$ 146,734	$ 176,937
4.875% Notes Due 2026 (net of discount of: 2023 - $1,467; 2022 - $1,704; net of deferred financing costs of: 2023 - $692; 2022 - $818)	105,841	105,478
Great Lakes Portman Ridge Funding LLC Revolving Credit Facility (net of deferred financing costs of: 2023 - $941; 2022 - $1,107)	77,059	90,893
Payable for unsettled trades	422	1,276
Accounts payable, accrued expenses and other liabilities	3,988	4,614
Accrued interest payable	3,618	3,722
Due to affiliates	1,021	900
Management and incentive fees payable	3,548	3,543
Total Liabilities	$ 342,231	$ 387,363
NET ASSETS		
Common stock, par value $0.01 per share, 20,000,000 common shares authorized; 9,935,250 issued, and 9,537,236 outstanding at June 30, 2023, and 9,916,856 issued, and 9,581,536 outstanding at December 31, 2022	$ 95	$ 96
Capital in excess of par value	735,808	736,784
Total distributable (loss) earnings	(520,890)	(504,757)
Total Net Assets	$ 215,013	$ 232,123
Total Liabilities and Net Assets	$ 557,244	$ 619,486
Net Asset Value Per Common Share	$ 22.54	$ 24.23

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PORTMAN RIDGE

Income Statement

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	For the Six Months Ended June 30, 2023	For the Six Months Ended June 30, 2022
INVESTMENT INCOME				
Interest income:				
Non-controlled/non-affiliated investments	$ 14,786	$ 10,649	$ 29,632	$ 23,316
Non-controlled affiliated investments	626	857	1,475	1,448
Total interest income	$ 15,412	$ 11,506	$ 31,107	$ 24,764
Payment-in-kind income:				
Non-controlled/non-affiliated investments[1]	$ 859	$ 1,199	$ 2,386	$ 2,325
Non-controlled affiliated investments	107	73	180	329
Controlled affiliated investments	-	20	-	20
Total payment-in-kind income	$ 966	$ 1,292	$ 2,566	$ 2,674
Dividend income:				
Non-controlled affiliated investments	$ 1,864	$ 1,005	$ 3,248	$ 1,950
Controlled affiliated investments	465	1,066	1,540	2,229
Total dividend income	$ 2,329	$ 2,071	$ 4,788	$ 4,179
Fees and other income:				
Non-controlled/non-affiliated investments	$ 905	$ 175	$ 1,478	$ 371
Non-controlled affiliated investments	14	-	14	-
Total fees and other income	$ 919	$ 175	$ 1,492	$ 371
Total investment income	$ 19,626	$ 15,044	$ 39,953	$ 31,988
EXPENSES				
Management fees	$ 1,869	$ 2,088	$ 3,822	$ 4,223
Performance-based incentive fees	1,680	1,169	3,488	2,847
Interest and amortization of debt issuance costs	6,372	3,889	12,704	7,233
Professional fees	699	879	1,302	1,724
Administrative services expense	659	822	1,330	1,669
Other general and administrative expenses	432	675	863	862
Total expenses	$ 11,711	$ 9,522	$ 23,509	$ 18,558
NET INVESTMENT INCOME	$ 7,915	$ 5,522	$ 16,444	$ 13,430
REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS				
Net realized gains (losses) from investment transactions:				
Non-controlled/non-affiliated investments	$ (5,267)	$ (14,109)	$ (8,352)	$ (17,779)
Non-controlled affiliated investments	(1,124)	118	(1,124)	330
Controlled affiliated investments	(80)	-	(80)	-
Derivatives	-	-	-	(2,095)
Net realized gain (loss) on investments	$ (6,471)	$ (13,991)	$ (9,556)	$ (19,544)
Net change in unrealized appreciation (depreciation) on:				
Non-controlled/non-affiliated investments	$ (5,478)	$ 4,870	$ (8,535)	$ 5,699
Non-controlled affiliated investments	766	(1,329)	455	(1,212)
Controlled affiliated investments	536	(3,428)	(2,056)	(4,673)
Derivatives	-	-	-	2,442
Net unrealized gain (loss) on investments	$ (4,176)	$ 113	$ (10,136)	$ 2,256
Tax (provision) benefit on realized and unrealized gains (losses) on investments	$ (164)	$ (77)	$ 407	$ (517)
Net realized and unrealized appreciation (depreciation) on investments, net of taxes	$ (10,811)	$ (13,955)	$ (19,285)	$ (17,805)
Realized gains (losses) on extinguishments of debt	$ (218)	$ -	$ (218)	$ -
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$ (3,114)	$ (8,433)	$ (3,059)	$ (4,375)
Net Increase (Decrease) In Net Assets Resulting from Operations per Common Share:				
Basic and Diluted:	$ (0.33)	$ (0.88)	$ (0.32)	$ (0.45)
Net Investment Income Per Common Share:				
Basic and Diluted:	$ 0.83	$ 0.57	$ 1.72	$ 1.39
Weighted Average Shares of Common Stock Outstanding—Basic and Diluted	9,541,722	9,634,870	9,548,424	9,666,298

(1) During the three and six months ended June 30, 2023, the Company received $191.2 thousand and $492.4 thousand, respectively of non-recurring fee income that was paid in-kind and included in this financial statement line item.

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Corporate Leverage & Liquidity Cash and Cash Equivalents ▪ Unrestricted cash and cash equivalents totaled $20.3 million as of June 30, 2023 ▪ Restricted cash of $15.2 million as of June 30, 2023 Debt Summary ▪ As of June 30, 2023, par value of outstanding borrowings was $333.7 million; there was $37.0 million of available borrowing capacity under the Senior Secured Revolving Credit Facility and no available borrowing capacity under the 2018-2 Secured Notes. 18

(1) Regular Distribution Information Date Declared Record Date Payment Date Distribution per Share 8/9/2023 8/22/2023 8/31/2023 $0.69 5/10/2023 5/22/2023 5/31/2023 $0.69 3/9/2023 3/20/2023 3/31/2023 $0.68 11/8/2022 11/24/2022 12/13/2022 $0.67 8/9/2022 8/16/2022 9/2/2022 $0.63 5/10/2022 5/24/2022 6/7/2022 $0.63 3/10/2022 3/21/2022 3/30/2022 $0.63 11/3/2021 11/15/2021 11/30/2021 $0.62 8/4/2021 1 for 10 Reverse Stock Split effective 8/26/21 8/4/2021 8/17/2021 8/31/2021 $0.60 5/6/2021 5/19/2021 6/1/2021 $0.60 2/12/2021 2/22/2021 3/2/2021 $0.60 10/16/2020 10/26/2020 11/27/2020 $0.60 8/5/2020 8/17/2020 8/28/2020 $0.60 3/17/2020 5/7/2020 5/27/2020 $0.60 2/5/2020 2/18/2020 2/28/2020 $0.60 11/5/2019 11/15/2019 11/29/2019 $0.60 8/5/2019 8/12/2019 8/29/2019 $0.60 (1) The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the distribution per share amounts have been adjusted retroactively to reflect the split for all periods presented. 19